Tidewater Declares Quarterly Dividend on Common Stock

NEW ORLEANS, January 30, 2014— Tidewater Inc. (NYSE:TDW) announced that its Board of Directors declared on January 30, 2014, a quarterly cash dividend of $0.25 per share of common stock payable March 14, 2014, to shareholders of record on March 4, 2014.

Tidewater is the leading provider of Offshore Service Vessels (OSVs) to the global energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.

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